                           CERTIFICATE OF AMENDMENT

                                      TO

                             DECLARATION OF TRUST



The undersigned, a majority of the Trustees of Nuveen Flagship Multistate Trust I, a Massachusetts business trust, (the "Trust"), hereby certifies that in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, the Board of Trustees of the Trust, by unanimous vote duly adopted resolutions on November 4, 1999 amending the Declaration of Trust of the Trust effective as of the 28th day of September, 2000, as follows:

     Article I, Section 1 of the Declaration of Trust is hereby amended to read in its entirety:

          Section 1. Name. This Trust shall be known as the "Nuveen Multistate Trust I," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.
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     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 15th day of September, 2000.


       /s/ Robert P. Bremner                 /s/ Lawrence H. Brown
--------------------------------      ----------------------------------
Robert P. Bremner,                    Lawrence H. Brown,
 as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois 60606               Chicago, Illinois 60606



       /s/ Anne E. Impellizzeri              /s/ Peter R. Sawers
--------------------------------      ----------------------------------
Anne E. Impellizzeri,                 Peter R. Sawers,
 as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois 60606               Chicago, Illinois 60606


       /s/ William J. Schneider              /s/ Timothy R. Schwertfeger
--------------------------------      ----------------------------------
William J. Schneider,                 Timothy R. Schwertfeger
 as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois 60606               Chicago, Illinois 60606



       /s/ Judith M. Stockdale
--------------------------------
Judith M. Stockdale,
 as Trustee
333 West Wacker Drive
Chicago, Illinois 60606
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STATE OF ILLINOIS    )
                     ) SS.
COUNTY OF COOK       )

     Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing instrument and who acknowledged the same to be their free act and deed, before me this 15th day of September, 2000.



"OFFICIAL SEAL"
Virginia L. Corcoran                        /s/Virginia L. Corcoran
Notary Public, State of Illinois            -----------------------
My Commission Expires: 10/27/01             Notary Public